UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 15, 2025

QCR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22208	42-1397595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3551 Seventh Street, Moline, Illinois 61265
(Address of Principal Executive Offices) (Zip Code)

(309) 736-3584

(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	QCRH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 15, 2025, QCR Holdings, Inc. (the “Company”) entered into a Subordinated Note Purchase Agreement (the “Purchase Agreement”) with a certain qualified institutional buyer (the “Purchaser”) pursuant to which the Company sold and issued: (i) $50 million in aggregate principal amount of its 6.875% Fixed-to-Floating Rate Subordinated Notes due 2035 (the “2035 Notes”), and (ii) $20 million in aggregate principal amount of its 7.225% Fixed-to-Floating Rate Subordinated Notes due 2037 (the “2037 Notes” and, together with the 2035 Notes, the “Notes”). The Notes were issued by the Company to the Purchaser at a price equal to 100% of their face amount. The Company intends to use the net proceeds it received from the sale of the Notes for general corporate purposes, including the previously-announced redemption of $50 million in aggregate principal amount of the Company’s 5.125% Fixed-to-Floating Rate Subordinated Notes due 2030 and $20 million in aggregate principal amount of the Company’s 5.25% Fixed-to-Floating Rate Subordinated Notes due 2030. The Purchase Agreement contains certain customary representations, warranties and covenants made by the Company and the Purchaser.

The 2035 Notes have a stated maturity of September 15, 2035. The 2035 Notes will bear interest at a fixed rate of 6.875% per year, from and including September 15, 2025 to, but excluding, September 15, 2030. From and including September 15, 2030 to, but excluding the maturity date or early redemption date, the interest rate will reset quarterly at a variable rate equal to the then current three-month term secured overnight financing rate (“SOFR”), plus 350 basis points. As provided in the 2035 Notes, the interest rate on the 2035 Notes during the applicable floating rate period may be determined based on a rate other than three-month term SOFR.

The 2037 Notes have a stated maturity of September 15, 2037. The 2037 Notes will bear interest at a fixed rate of 7.225% per year, from and including September 15, 2025 to, but excluding, September 15, 2032. From and including September 15, 2032 to, but excluding the maturity date or early redemption date, the interest rate will reset quarterly at a variable rate equal to the then current three-month term SOFR, plus 375 basis points. As provided in the 2037 Notes, the interest rate on the 2037 Notes during the applicable floating rate period may be determined based on a rate other than three-month term SOFR.

The Notes were offered and sold by the Company in a private placement transaction in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder. The Notes are not subject to any sinking fund and are not convertible into or exchangeable for any other securities or assets of the Company or any of its subsidiaries.

The 2035 Notes are not subject to redemption at the option of the Purchaser. Prior to September 15, 2030, the Company may redeem the 2035 Notes, in whole but not in part, only under certain limited circumstances set forth in the 2035 Notes. On or after September 15, 2030, the Company may redeem the 2035 Notes, in whole or in part, at its option, on any interest payment date. Any redemption by the Company would be at a redemption price equal to 100% of the principal amount of the 2035 Notes being redeemed, together with any accrued and unpaid interest on the 2035 Notes being redeemed to but excluding the date of redemption.

The 2037 Notes are not subject to redemption at the option of the Purchaser. Prior to September 15, 2032, the Company may redeem the 2037 Notes, in whole but not in part, only under certain limited circumstances set forth in the 2037 Notes. On or after September 15, 2032, the Company may redeem the 2037 Notes, in whole or in part, at its option, on any interest payment date. Any redemption by the Company would be at a redemption price equal to 100% of the principal amount of the 2037 Notes being redeemed, together with any accrued and unpaid interest on the 2037 Notes being redeemed to but excluding the date of redemption.

Principal and interest on the Notes are subject to acceleration only in limited circumstances in the case of certain bankruptcy and insolvency-related events with respect to the Company. The Notes are unsecured, subordinated obligations of the Company, are not obligations of, and are not guaranteed by, any subsidiary of the Company, and rank junior in right of payment to the Company’s current and future senior indebtedness. The Notes are intended to qualify as Tier 2 capital of the Company for regulatory capital purposes.

The form of the Purchase Agreement, the form of the 2035 Notes, and the form of the 2037 Notes are attached as Exhibits 10.1, 4.1 and 4.2, respectively, to this Report and are incorporated herein by reference. The foregoing descriptions of the Purchase Agreement, the 2035 Notes, and the 2037 Notes are summaries and are qualified in their entirety by reference to the full text of such documents.

Cautionary Note Regarding Forward-Looking Statements

This Report includes “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including but not limited to statements about the anticipated use of net proceeds from the offering and other matters. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking statements presented in this Report are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this Report. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “believe,” “expect,” believe,” “expect,” “anticipate,” “bode”, “predict,” “suggest,” “project”, “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should,” “likely,” “might,” “potential,” “continue,” “annualized,” “target,” “outlook,” or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this Report include those identified in the Company’s most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this Report, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On September 15, 2025, the Company issued a press release announcing the completion of the offering of the Notes, a copy of which is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of 6.875% Fixed-to-Floating Rate Subordinated Note due 2035 (included as Exhibit A to the Note Purchase Agreement filed as Exhibit 10.1 hereto).
4.2	Form of 7.225% Fixed-to-Floating Rate Subordinated Note due 2037 (included as Exhibit B to the Note Purchase Agreement filed as Exhibit 10.1 hereto).
10.1	Form of Subordinated Note Purchase Agreement, dated September 15, 2025, by and between QCR Holdings, Inc. and the Purchaser.
99.1	Press Release of QCR Holdings, Inc., dated September 15, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QCR Holdings, Inc.

Date: September 15, 2025	By:	/s/ Todd A. Gipple
Todd A. Gipple
President and Chief Executive Officer